EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-101541, 33-71130 and 333-141727 of Black Hills Corporation on Form S-3 and in Registration Statement Nos. 333-17451, 333-61969, 333-82787, 333-30272, 333-63264, 333-125697 and 333-135431 of Black Hills Corporation on Form S-8 of our report dated June 20, 2007, appearing in this Annual Report on Form 11-K of Cheyenne Light, Fuel and Power Company Retirement Savings Plan for the year ended December 31, 2006.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

June 26, 2007